EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Metropolis Realty Trust, Inc. on Form S-8 of our report dated March 5, 1997, appearing in the Annual Report on Form 10-K of Metropolis Realty Trust, Inc. for the year ended December 31, 1996.


DELOITTE & TOUCHE LLP
New York, New York
September 25, 1997



451759.1

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